EXHIBIT 99.1

Internap Reports First Quarter 2013 Financial Results

●	Revenue of $69.7 million, up 4% versus the first quarter of 2012;

●	Segment profit1 of $36.8 million grew 3% year-over-year;

●	Adjusted EBITDA2 of $14.1 million increased 16% versus the first quarter of 2012;

●	Adjusted EBITDA margin of 20.3%, up 200 basis points year-over-year;

●	Announces new “cloudy colo” services, delivering on-demand cloud and colocation hybridization via integrated portal.

ATLANTA, GA – (April 25, 2013) Internap Network Services Corporation (NASDAQ: INAP), a provider of intelligent IT Infrastructure services, today announced financial results for the first quarter of 2013.

“We begin 2013 with solid first quarter results reflecting our continued shift to data center services including colocation, hosting and cloud offerings.  In the first quarter, we successfully drove sequential and year-over-year growth in our data center services segment while also delivering record data center services segment margin,” said Eric Cooney, President and Chief Executive Officer of Internap.  “With compelling new offerings planned for 2013, such as our recent ‘cloudy colo’ announcement, we expect to further differentiate Internap’s data center services and sustain long-term profitable growth for the business.”

First Quarter 2013 Financial Summary

				YoY	QoQ
	1Q 2013	1Q 2012	4Q 2012	Growth	Growth
Revenues:
Data center services	$44,392	$39,938	$43,716	11%	2%
IP services	25,307	27,090	26,032	-7%	-3%
Total Revenues	$69,699	$67,028	$69,748	4%	0%

Operating Expenses	$68,879	$65,320	$67,699	5%	2%

GAAP Net (Loss) Income	$(1,643)	$107	$21	-1636%	-7924%

Normalized Net Income2	$242	$1,554	$2,107	-84%	-89%

Segment Profit	$36,829	$35,874	$36,163	3%	2%
Segment Profit Margin	52.8%	53.5%	51.8%	-70 BPS	100 BPS

Adjusted EBITDA	$14,145	$12,233	$14,964	16%	-5%
Adjusted EBITDA Margin	20.3%	18.3%	21.5%	200 BPS	-120 BPS

Revenue

●	Revenue totaled $69.7 million compared with $67.0 million in the first quarter of 2012 and $69.7 million in the fourth quarter of 2012.

●
Data center services revenue improved 11% year-over-year and 2% sequentially to $44.4 million. Both the year-over-year and sequential increases were attributable to increased sales of colocation in company-controlled data centers and favorable growth in hosting and cloud services.

●
IP services revenue totaled $25.3 million, a decrease of 7% compared with the first quarter of 2012 and 3% sequentially, as traffic growth was more than offset by per unit price declines in IP and the loss of legacy contracts.

Net (Loss) Income

●
GAAP net loss was $(1.6) million, or $(0.03) per share, compared with GAAP net income of $0.1 million, or $0.00 per share, in the first quarter of 2012 and $0.0 million, or $0.00 per share, in the fourth quarter of 2012.

●
Normalized net income, which excludes the impact of stock-based compensation expense and items that management considers non-recurring, was $0.2 million, or $0.00 per share, compared with $1.5 million, or $0.03 per share, in the first quarter of 2012. Normalized net income was $2.1 million or $0.04 per share, in the fourth quarter of 2012.

Segment Profit and Adjusted EBITDA

●
Segment profit totaled $36.8 million in the first quarter, an increase of 3% year-over-year.  Sequentially, segment profit increased 2%. Segment margin1 was 52.8%, a decline of 70 basis points compared with the first quarter of 2012. Segment margin increased 100 basis points compared with the fourth quarter of 2012.

●
Segment profit in data center services was $21.7 million, or 49% of data center services revenue. IP services segment profit was $15.1 million, or 59.6% of IP services revenue. Data center services segment profit increased 15% year-over-year and 7% sequentially.  An increasing proportion of higher-margin services, specifically colocation sold in company controlled data centers, hosting and cloud services, benefited data center services segment profit year-over-year and sequentially. Data center services segment margin increased 150 basis points year-over-year and 260 basis points sequentially.  IP services segment profit decreased 11% year-over-year and 5% sequentially.  Lower IP transit revenue and the loss of legacy contracts drove the year-over-year and sequential decreases in segment profit. IP services segment margin decreased 280 basis points year-over-year and 140 basis points sequentially.

●
Adjusted EBITDA totaled $14.1 million in the first quarter, a 16% increase compared with the first quarter of 2012 and a 5% decrease from the fourth quarter of 2012.  Adjusted EBITDA margin was 20.3% in the first quarter of 2013, up 200 basis points year-over-year and down 120 basis points sequentially.  The year-over-year increase in Adjusted EBITDA was attributable to increased segment profit in our data center services segment. Sequentially, seasonally higher general and administrative costs outweighed the quarter-over-quarter increase in segment profit.

Balance Sheet and Cash Flow Statement

●	Cash and cash equivalents totaled $34.6 million at March 31, 2013. Total debt was $161.7 million, net of discount, at the end of the quarter, including $57.1 million in capital lease obligations.

●	Cash generated from operations for the three months ended March 31, 2013 was $6.1 million. Capital expenditures over the same period were $7.4 million.

Recent Operational Highlights

Historical trends of key financial and operational metrics can be found in a supplementary data schedule on Internap’s website at http://ir.internap.com/results.cfm.

●	We had approximately 3,700 customers at March 31, 2013.

●
Internap was named as one of the Top 40 Innovative Technology Companies in Georgia by the Technology Association of Georgia (TAG).  TAG’S Top 40 Awards recognize Georgia-based technology companies for their innovation, financial impact and efforts at spreading awareness of Georgia’s technology initiatives throughout the U.S. and globally.

1
Segment profit and segment margin are non-GAAP financial measures and are defined in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.”  Reconciliations between GAAP and non-GAAP information related to segment profit and segment margin are contained in the table entitled “Segment Profit and Segment Margin” in the attachment.

2
Adjusted EBITDA and Normalized Net Income (Loss) are non-GAAP financial measures and are defined in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.”  Reconciliations between GAAP information and non-GAAP information related to Adjusted EBITDA and Normalized Net Income (Loss) are contained in the tables entitled “Reconciliation of Income (Loss) from Operations to Adjusted EBITDA,” and “Reconciliation of Net Income (Loss) and Basic and Diluted Net Income (Loss) Per Share to Normalized Net Income (Loss) and Basic and Diluted Normalized Net Income (Loss) Per Share” in the attachment.

Conference Call Information:

Internap’s first quarter 2013 conference call will be held today at 5:00 p.m. ET. Listeners may connect to a webcast of the call, which will include accompanying presentation slides, on the investor relations section of Internap’s web site at http://ir.internap.com/events.cfm.  The call can be also accessed by dialing 866-515-9839. International callers should dial 631-813-4875. An online archive of the webcast presentation will be available for one month following the call.  An audio-only replay will be accessible from Thursday, April 25, 2013 at 8 p.m. ET through Wednesday, May 1, 2013 at 855-859-2056 using the replay code 35977042. International callers can listen to the archived event at 404-537-3406 with the same code.

About Internap

Internap provides intelligent IT Infrastructure services that combine unmatched performance and platform flexibility to enable our customers to focus on their core business, improve service levels and lower the cost of IT operations. Our unique trio of route-optimized enterprise IP, TCP acceleration and a global content delivery network improves website performance and delivers superior end-user experiences. Our scalable colocation, hosting, private cloud, public cloud and hybrid offerings provide enterprises the flexibility to adapt to changing business needs and future-proof their IT Infrastructure. Since 1996, thousands of companies have entrusted Internap with the protection and delivery of their online applications. Transform your IT Infrastructure into a competitive advantage with IT IQ from Internap. For more information, visit http://www.internap.com, our blog at http://www.internap.com/blog or follow us on Twitter at http://twitter.com/internap.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements include statements related to our expectations regarding new offerings and our ability to sustain long-term profitable growth. Because such statements are not guarantees of future performance and involve risks and uncertainties, there are important factors that could cause Internap’s actual results to differ materially from those in the forward-looking statements. These factors include our ability to achieve or sustain profitability; our ability to expand margins and drive higher returns on investment; our ability to complete expansion of company-controlled data centers within the expected timeframe; our ability to sell into new data center space; the actual performance of our IT Infrastructure services; our ability to maintain current customers and obtain new ones, whether in a cost-effective manner or at all; our ability to correctly forecast capital needs, demand planning and space utilization; our ability to respond successfully to technological change and the resulting competition; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, data centers, network access points or computer systems; our ability to provide or improve Internet infrastructure services to our customers; and our ability to protect our intellectual property, as well as other factors discussed in our filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

###

Press Contact:	Investor Contact:
Mariah Torpey	Michael Nelson
(781) 418-2404	(404) 302-9700
internap@daviesmurphy.com	ir@internap.com

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE (LOSS) INCOME
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2013	2012
Revenues:
Data center services	$44,392	$39,938
Internet protocol (IP) services	25,307	27,090
Total revenues	69,699	67,028

Operating costs and expenses:
Direct costs of network, sales and services, exclusive of depreciation and amortization, shown below:
Data center services	22,647	20,970
IP services	10,223	10,184
Direct costs of customer support	7,151	6,728
Direct costs of amortization of acquired technologies	1,179	1,179
Sales and marketing	7,484	8,090
General and administrative	9,686	10,227
Depreciation and amortization	10,258	7,915
Loss (gain) on disposal of property and equipment, net	3	(16)
Exit activities, restructuring and impairments	248	43
Total operating costs and expenses	68,879	65,320

Income from operations	820	1,708

Non-operating expenses:
Interest expense	2,421	1,584
Other, net	131	42
Total non-operating expenses	2,552	1,626

Loss before income taxes and equity in (earnings) of equity-method investment	(1,732)	82
Benefit (provision) for income taxes	63	(35)
Equity in earnings of equity-method investment, net of taxes	26	60

Net (loss) income	(1,643)	107

Other comprehensive (loss) income:
Foreign currency translation adjustment, net of taxes	(663)	85
Unrealized loss on interest rate swap, net of taxes	(49)	-
Total other comprehensive (loss) income	(712)	85

Comprehensive (loss) income	$(2,355)	$192

Basic and diluted net (loss) income per share	$(0.03)	$0.00

Weighted average shares outstanding used in computing net (loss) income per share:
Basic	50,771	50,336
Diluted	50,771	51,033

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value amounts)

	March 31,	December 31,
	2013	2012

ASSETS
Current assets:
Cash and cash equivalents	$34,552	$28,553
Accounts receivable, net of allowance for doubtful accounts of $1,799 and $1,809, respectively	18,960	19,035
Prepaid expenses and other assets	13,376	13,438
Total current assets	66,888	61,026

Property and equipment, net	257,918	248,095
Investment in joint venture	2,697	3,000
Intangible assets, net	19,957	21,342
Goodwill	59,605	59,605
Deposits and other assets	5,343	5,735
Deferred tax asset, net	1,772	1,909
Total assets	$414,180	$400,712

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,107	$22,158
Accrued liabilities	10,555	11,386
Deferred revenues	2,707	2,991
Capital lease obligations	4,831	4,504
Term loan, less discount of $237 and $239, respectively	3,263	3,261
Exit activities and restructuring liability	2,493	2,508
Other current liabilities	172	169
Total current liabilities	42,128	46,977

Deferred revenues	2,582	2,669
Capital lease obligations	52,272	44,054
Revolving credit facility	40,500	30,501
Term loan, less discount of $329 and $388, respectively	60,796	61,612
Exit activities and restructuring liability	3,037	3,365
Deferred rent	14,596	15,026
Other long-term liabilities	3,122	903
Total liabilities	219,033	205,107

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 20,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value; 120,000 shares authorized; 53,585 and 53,459 shares outstanding, respectively	54	54
Additional paid-in capital	1,246,930	1,243,801
Treasury stock, at cost; 408 and 267 shares, respectively	(3,077)	(1,845)
Accumulated deficit	(1,047,833)	(1,046,190)
Accumulated items of other comprehensive loss	(927)	(215)
Total stockholders’ equity	195,147	195,605
Total liabilities and stockholders’ equity	$414,180	$400,712

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended March 31,
	2013	2012
Cash Flows from Operating Activities:
Net (loss) income	$(1,643)	$107
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	11,437	9,094
Loss (gain) on disposal of property and equipment, net	3	(16)
Stock-based compensation expense, net of capitalized amount	1,637	1,404
Equity in earnings of equity-method investment	(26)	(60)
Provision for doubtful accounts	329	79
Non-cash change in capital lease obligations	121	294
Non-cash change in exit activities and restructuring liability	394	-
Non-cash change in deferred rent	(430)	(240)
Deferred income taxes	137	-
Other, net	(2)	167
Changes in operating assets and liabilities:
Accounts receivable	(255)	575
Prepaid expenses, deposits and other assets	397	820
Accounts payable	(4,051)	5,505
Accrued and other liabilities	(831)	1,323
Deferred revenues	(371)	134
Exit activities and restructuring liability	(737)	(661)
Net cash flows provided by operating activities	6,109	18,525

Cash Flows from Investing Activities:
Purchases of property and equipment	(7,438)	(16,824)
Net cash flows used in investing activities	(7,438)	(16,824)

Cash Flows from Financing Activities:
Proceeds from credit agreement	9,999	-
Principal payments on credit agreement	(875)	-
Payments on capital lease obligations	(1,104)	(612)
Proceeds from exercise of stock options	1,397	628
Tax withholdings related to net share settlements of restricted stock awards	(1,232)	(721)
Capitalized lease incentive liability	(639)	(35)
Net cash flows provided by (used in) financing activities	7,546	(740)
Effect of exchange rates on cash and cash equivalents	(218)	116
Net increase in cash and cash equivalents	5,999	1,077
Cash and cash equivalents at beginning of period	28,553	29,772
Cash and cash equivalents at end of period	$34,552	$30,849

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), Internap has historically provided additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”), including adjusted EBITDA, normalized net income, normalized diluted shares outstanding, segment profit and segment margin. The most directly comparable GAAP equivalent to adjusted EBITDA and normalized net income is income from operations and net loss, respectively. The most directly comparable GAAP equivalent to normalized diluted shares outstanding is diluted common shares outstanding.

We define non-GAAP measures as follows:

●
Adjusted EBITDA is income (loss) from operations plus depreciation and amortization, gain (loss) on disposals of property and equipment, exit activities, restructuring and impairments and stock-based compensation.

●	Adjusted EBITDA margin is adjusted EBITDA as a percentage of revenues.

●	Normalized net income is net income plus exit activities, restructuring and impairments and stock-based compensation.

●
Normalized diluted shares outstanding are diluted shares of common stock outstanding used in GAAP net loss per share calculations, excluding the dilutive effect of stock-based compensation using the treasury stock method.

●	Normalized net income per share is normalized net income divided by basic and normalized diluted shares outstanding.

●
Segment profit is segment revenues less direct costs of network, sales and services, exclusive of depreciation and amortization for the segment, as presented in the notes to our consolidated financial statements. Segment profit does not include direct costs of customer support, direct costs of amortization of acquired technologies or any other depreciation or amortization associated with direct costs.

●	Segment margin is segment profit as a percentage of segment revenues.

We detail reconciliations of our non-GAAP financial measures to the most directly comparable financial measure in the reconciliations of GAAP to non-GAAP measures below. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization and loss on disposals of property and equipment, as well as impairments and restructuring, to calculate adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of Internap’s core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Loss on disposals of property and equipment is also based on historical costs of assets that may have little bearing on replacement costs. Impairments and restructuring expenses primarily reflect goodwill impairments and subsequent plan adjustments in sublease income assumptions for certain properties included in our previously disclosed restructuring plans.

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Internap believes that impairment and restructuring charges are unique costs that we do not expect to recur on a regular basis, and consequently, we do not consider these charges as a normal component of expenses related to current and ongoing operations.

Similarly, we believe that excluding the effects of stock-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of Internap’s core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding stock-based compensation as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net loss and net loss per share information by providing normalized net income and normalized net income per share, excluding the effect of impairments, restructuring and stock-based compensation in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons. We consider normalized diluted shares to be another important indicator of our overall performance because it eliminates the effect of non-cash items.

Adjusted EBITDA is not a measure of liquidity calculated in accordance with GAAP, and should be viewed as a supplement to — not a substitute for — our results of operations presented on the basis of GAAP. Adjusted EBITDA does not purport to represent cash flow provided by operating activities as defined by GAAP. Our statements of cash flows present our cash flow activity in accordance with GAAP. Furthermore, adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

●
EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

●
investors commonly adjust EBITDA information to eliminate the effect of disposals of property and equipment, impairments, restructuring and stock-based compensation which vary widely from company-to-company and impair comparability.

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Our management uses adjusted EBITDA:

●	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis;

●	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

●	in communications with the board of directors, analysts and investors concerning our financial performance.

Our presentation of segment profit and segment margin excludes direct costs of customer support, depreciation and amortization in order to allow investors to see the business through the eyes of management. Management views direct costs of network, sales and services as generally less controllable, external costs and management regularly monitors the margin of revenues in excess of these direct costs. Similarly, we view the costs of customer support to also be an important component of costs of revenues but believe that the costs of customer support to be more within our control and to some degree discretionary as we can adjust those costs by hiring and terminating employees.

Segment margin is an important metric to our investors and analysts, as we have regularly discussed and disclosed the effects of third party vendors’ pricing declines and the corresponding effect on our revenues. The presentation of segment margin highlights the impact of the pricing declines and allows investors and analysts to evaluate our revenue generation performance relative to direct costs of network, sales and services. Conversely, we have much greater latitude in controlling the compensation component of costs of revenues, represented by customer support, and we analyze this component separately from the direct external costs.

We also have excluded depreciation and amortization from segment profit and segment margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical costs incurred to build out our deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. Our non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO ADJUSTED EBITDA

A reconciliation of income (loss) from operations, the most directly comparable GAAP measure, to adjusted EBITDA for each of the periods indicated is as follows (in thousands):

	Three Months Ended
	March 31, 2013	December 31, 2012	March 31, 2012
Income from operations (GAAP)	$820	$2,049	$1,708
Depreciation and amortization, including amortization of acquired technologies	11,437	10,864	9,094
Loss (gain) on disposal of property and equipment, net	3	(35)	(16)
Exit activities, restructuring and impairments	248	610	43
Stock-based compensation	1,637	1,476	1,404
Adjusted EBITDA (non-GAAP)	$14,145	$14,964	$12,233

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF NET (LOSS) INCOME AND BASIC AND DILUTED
NET (LOSS) INCOME PER SHARE TO NORMALIZED NET INCOME AND
BASIC AND DILUTED NORMALIZED NET INCOME PER SHARE

Reconciliations of (1) net (loss) income, the most directly comparable GAAP measure, to normalized net income, (2) diluted shares outstanding used in per share calculations, the most directly comparable GAAP measure, to normalized diluted shares used in normalized per share outstanding calculations and (3) net (loss) income per share, the most directly comparable GAAP measure, to normalized net income per share for each of the periods indicated is as follows (in thousands, except per share data):

	Three Months Ended
	March 31, 2013	December 31, 2012	March 31, 2012
Net (loss) income (GAAP)	$(1,643)	$21	$107
Exit activities, restructuring and impairments	248	610	43
Stock-based compensation	1,637	1,476	1,404
Normalized net income (non-GAAP)	242	2,107	1,554

Normalized net income allocable to participating securities (non-GAAP)	5	45	38
Normalized net income available to common stockholders (non-GAAP)	$237	$2,062	$1,516

Weighted average shares outstanding used in per share calculation:
Basic (GAAP)	50,771	50,606	50,336
Participating securities (GAAP)	1,024	1,109	1,255

Diluted (GAAP)	50,771	51,227	51,033
Add potentially dilutive securities	873	-	-
Less dilutive effect of stock-based compensation under the treasury stock method	(128)	(152)	(323)
Normalized diluted shares (non-GAAP)	51,516	51,075	50,710

(Loss) income per share (GAAP):
Basic and diluted	$(0.03)	$0.00	$0.00

Normalized net income per share (non-GAAP):
Basic and diluted	$0.00	$0.04	$0.03

INTERNAP NETWORK SERVICES CORPORATION
SEGMENT PROFIT AND SEGMENT MARGIN

Segment profit and segment margin, which does not include direct costs of customer support, direct costs of amortization of acquired technologies or any other depreciation or amortization, for each of the periods indicated is as follows (dollars in thousands):

	Three Months Ended
	March 31, 2013	December 31, 2012	March 31, 2012
Revenues:
Data center services	$44,392	$43,716	$39,938
IP services	25,307	26,032	27,090
Total	69,699	69,748	67,028

Direct cost of network, sales and services, exclusive of depreciation and amortization:
Data center services	22,647	23,445	20,970
IP services	10,223	10,140	10,184
Total	32,870	33,585	31,154

Segment Profit:
Data center services	21,745	20,271	18,968
IP services	15,084	15,892	16,906
Total	$36,829	$36,163	$35,874

Segment Margin:
Data center services	49.0%	46.4%	47.5%
IP services	59.6%	61.0%	62.4%
Total	52.8%	51.8%	53.5%